EXHIBIT 23






                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statement of Unocal Corporation, Registration Statement on Form S-8 (No. 33-43232) of our report, dated June 23, 1995, which appears in this annual report on Form 11-K.










COOPERS & LYBRAND L. L. P.
Los Angeles, California
June 28, 1995